UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 18, 2006
HEI, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-10078	41-0944876

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota	55386

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code) (952) 443-2500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Form of Commercial Loan Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation
On April 18, 2006, HEI, Inc. (the “Company”) entered into a new line of credit facility with Beacon Bank. The new facility will allow borrowings of up to $2.0 million and is in addition to the $5.0 million accounts receivable credit agreement currently in place with Beacon Bank. The new facility is a one year, revolving facility that will allow borrowings based on a borrowing base formula of 75% of export related inventory and 90% of export related accounts receivables. Amounts borrowed under this line of credit will bear interest at an annual rate equal to the Prime rate plus 2.75%. There is also a processing fee of .65% on amounts drawn against the line. The new line of credit agreement contains customary terms, covenants and events of default. The borrowings are guaranteed by the Small Business Administration and the Export/Import Bank. A copy of the Form of Commerical Loan Agreement and Note are being filed as an exhibit to this Form 8-K
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
[The following Exhibits are filed as a part of this Report / The following Exhibits shall be deemed furnished and not filed as a part of this Report:]

Exhibit No.	Description of Exhibit
10.1	Form of Commercial Loan Agreement and Note, dated as of April 18, 2006, by and between HEI, Inc. and Beacon Bank.

99.1	Press Release dated April 24, 2006, announcing new working capital credit facility with Beacon Bank.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.

Date: April 24, 2006
	By	/s/ Timothy Clayton

Timothy Clayton
Its: Chief Financial Officer

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EXHIBIT INDEX

10.1	Form of Commercial Loan Agreement and Note, dated as of April 18, 2006, by and between HEI, Inc. and Beacon Bank.

99.1	Press Release dated April 24, 2006, announcing new working capital credit facility with Beacon Bank.